SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                  BioTime, Inc.
                         ------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)  Title of each class of securities to which transaction applies:

         ------------------------------------------

         2)  Aggregate number of securities to which transaction applies:

         ------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         ------------------------------------------

         4)   Proposed maximum aggregate value of transaction:

         ------------------------------------------

         5) Total fee paid:

         ------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount Previously Paid:

         ------------------------------------------

         2)  Form, Schedule or Registration Statement No.:

         ------------------------------------------

         3)  Filing Party:

         ------------------------------------------

         4)  Date Filed:

         ------------------------------------------

        [GRAPHIC OMITTED]         BIOTIME, INC.
                                  935 Pardee Street, Berkeley, CA 94710


                               September 27, 2002


Dear Shareholder:

     You are cordially invited to attend the 2002 Annual Meeting of Shareholders of BioTime, Inc. which will be held on Monday, October 28, 2002 at 10:00 a.m. at the Courtyard by Marriott, 5555 Shellmound Street, Emeryville, California.

     The Notice and Proxy Statement on the following pages contain details concerning the business to come before the meeting. Management will report on current operations and there will be an opportunity for discussion concerning the Company and its activities. Please sign and return your proxy card in the enclosed envelope to ensure that your shares will be represented and voted at the meeting even if you cannot attend. You are urged to sign and return the enclosed proxy card even if you plan to attend the meeting.

     I look forward to personally meeting all shareholders who are able to attend.


                                        /s/ Paul Segall

                                        Paul Segall, Ph.D.
                                        Chairman and Chief Executive Officer

        [GRAPHIC OMITTED]         BIOTIME, INC.
                                  935 Pardee Street, Berkeley, CA 94710


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          To Be Held October 28, 2002

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of BioTime, Inc. (the "Company") will be held at the Courtyard by Marriott, 5555 Shellmound Street, Emeryville, California, on October 28, 2002 at 10:00 a.m. for the following purposes:

         1. To elect eight (8) directors of the Company to hold office until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;

         2. To approve the Company's 2002 Stock Option Plan;

         3. To ratify the appointment of Deloitte & Touche LLP as the independent accountants of the Company for the fiscal year ending December 31, 2002; and

         4. To transact such other business as may properly come before the meeting or any adjournments of the meeting.

     The Board of Directors has fixed the close of business on Friday, September 20, 2002, as the record date for determining shareholders entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment of the meeting.

     Whether or not you expect to attend the meeting in person, you are urged to sign and date the enclosed form of proxy and return it promptly so that your shares of stock may be represented and voted at the meeting. If you should be present at the meeting, your proxy will be returned to you if you so request.


                                        By Order of the Board of Directors,

                                        /s/ Judith Segall

                                        Judith Segall
                                        Vice President and Secretary

Berkeley, California
September 27, 2002

                                PROXY STATEMENT


                        ANNUAL MEETING OF SHAREHOLDERS

                        To Be Held on October 28, 2002

     The accompanying proxy is solicited by the Board of Directors of BioTime, Inc., a California corporation (the "Company" or "BioTime") having its principal offices at 935 Pardee Street, Berkeley, California 94710, for use at the Annual Meeting of Shareholders of the Company (the "Meeting") to be held at 10:00 a.m. on Monday, October 28, 2002 at the Courtyard by Marriott, 5555 Shellmound Street, Emeryville, California. Properly executed proxies in the accompanying form that are received at or before the Meeting will be voted in accordance with the directions noted on the proxies. If no direction is indicated, such shares will be voted FOR (1) each nominee for election as director, (2) approval of the 2002 Stock Option Plan, and (3) approval of the appointment of Deloitte & Touche LLP as independent accountants for the Company for the fiscal year ending December 31, 2002.

     The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Meeting: (1) matters that the Company's Board of Directors does not know a reasonable time before the Meeting are to be presented at the Meeting; and (2) matters incidental to the conduct of the Meeting. Management does not intend to present any business for a vote at the Meeting other than the matters set forth in the accompanying Notice of Annual Meeting of Shareholders, and as of the date of this Proxy Statement, no shareholder has notified the Company of any other business that may properly come before the meeting. If other matters requiring the vote of the shareholders properly come before the Meeting, then it is the intention of the persons named in the attached form of proxy to vote the proxy held by them in accordance with their judgment on such matters.

     Only shareholders of record at the close of business on Friday, September 20, 2002 are entitled to notice of and to vote at the Meeting. On that date, there were 13,490,101 of the Company's Common Shares issued and outstanding, which constitutes the only class of voting securities of the Company outstanding. Each of the Company's Common Shares is entitled to one vote in the election of directors and in all other matters that may be acted upon at the Meeting, except that shareholders may elect to cumulate votes in the election of directors. Under cumulative voting, each shareholder may give one candidate or may distribute among two or more candidates, a number of votes equal to the number of directors to be elected multiplied by the number of Common Shares owned. Shareholders may not cumulate votes unless at least one shareholder gives notice of his or her intention to cumulate votes at the Meeting. The enclosed proxy confers discretionary authority to cumulate votes.

     Any shareholder giving a proxy has the power to revoke that proxy at any time before it is voted. A proxy may be revoked by filing with the Secretary of the Company either a written revocation or a duly executed proxy bearing a date subsequent to the date of the proxy being revoked, or by voting in person at the meeting. Any shareholder may attend the Meeting and vote in person, whether or not such shareholder has previously submitted a proxy, but attendance at the Meeting will not revoke a proxy unless the shareholder votes in person.

     The Company will bear all of the costs of the solicitation of proxies for use at the Meeting. In addition to the use of the mails, proxies may be solicited by a personal interview, telephone and telegram by directors, officers and employees of the Company, who will undertake such activities without additional compensation. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the proxy materials to the beneficial owners of the Common Shares held of record by such persons and entities and will be reimbursed for their reasonable expense incurred in connection with forwarding such material.

     This Proxy Statement and the accompanying form of proxy are first being sent or given to the Company's shareholders on or about September 27, 2002.

                             ELECTION OF DIRECTORS

     At the Meeting, eight directors will be elected to hold office for a one-year term until the 2003 Annual Meeting of Shareholders, and until their successors have been duly elected and qualified. All of the nominees named below are incumbent directors except Michael D. West. Since the last annual meeting of shareholders, Ronald S. Barkin retired as President of the Company and from the Board of Directors, after more than eleven years of service. We all thank Ron for his dedication and hard work.

     It is the intention of the persons named in the enclosed proxy, unless such proxy specifies otherwise, to vote the shares represented by such proxy FOR the election of the nominees listed below. In the unlikely event that any nominee should be unable to serve as a director, proxies may be voted in favor of a substitute nominee designated by the Board of Directors.

Directors and Nominees

     The names and ages of the Company's directors and nominees for election at the Meeting are as follows:

     Paul Segall, Ph.D., 59, is the Chairman and Chief Executive Officer and has served as a director of the Company since 1990. Dr. Segall received a Ph.D. in Physiology from the University of California at Berkeley in 1977.

     Hal Sternberg, Ph.D., 49, is the Vice President of Research and has been a director of the Company since 1990. Dr. Sternberg was a visiting scientist and research Associate at the University of California at Berkeley from 1985-1988, where he supervised a team of researchers studying Alzheimer's Disease. Dr. Sternberg received his Ph.D. from the University of Maryland in Biochemistry in 1982.

     Harold Waitz, Ph.D., 60, is the Vice President of Engineering and Regulatory Affairs and has been a director of the Company since 1990. He received his Ph.D. in Biophysics and Medical Physics from the University of California at Berkeley in 1983.

     Judith Segall, 49, is the Vice President of Technology and Secretary, and has been a director of the Company from 1990 through 1994, and from 1995 through the present date. Ms. Segall received a B.S. in Nutrition and Clinical Dietetics from the University of California at Berkeley in 1989.

     Jeffrey B. Nickel, Ph.D., 58, joined the Board of Directors of the Company during March 1997. Dr. Nickel is the President of Nickel Consulting through which he has served as a consultant to companies in the pharmaceutical and biotechnology industries since 1990. Prior to starting his consulting business, Dr. Nickel served in a number of management positions for Syntex Corporation and Merck & Company. Dr. Nickel received his Ph.D. in Organic Chemistry from Rutgers University in 1970.

     Milton H. Dresner, 76, joined the Board of Directors of the Company during February 1998. Mr. Dresner is a private investor and principal of Milton Dresner Investments. Mr. Dresner was formerly the Co-Chairman of the Highland Companies, a diversified organization that was engaged in the development and ownership of residential and industrial real estate. Mr. Dresner serves as a director of Avatar Holdings, Inc., a real estate development company, and Childtime Learning Centers, Inc. a child care and pre-school education services company.

     Katherine Gordon, Ph.D., 47, joined the Board of Directors of the Company during June 2001. Dr. Gordon is Senior Vice President of MitoKor, Inc., a company engaged in the research and development of drugs to treat diseases associated with mitochondrial dysfunction. From 1992 to 2001, Dr. Gordon was CEO of Apollo BioPharmaceutics, which was acquired by MitoKor in 2001, and prior to 1992 was an Associate Director at Genzyme Corporation. Dr. Gordon obtained her Ph.D. from Wesleyan University in 1982.

     Michael D. West, 49, is the President and Chief Executive Officer of Advanced Cell Technology, Inc. of Worcester, Massachusetts, a company focused on the medical applications of nuclear transfer (cloning) and embryonic stem cell technologies. Dr. West founded Geron Corporation in 1990 where he served on the board of directors and in a number of executive positions, including as Vice President of New Technologies from 1993 to 1998, and as a director from inception to 1998. Geron Corporation is engaged in the research and development of diagnostic and therapeutic products for the treatment of cancer and degenerative diseases. Dr. West organized and managed the collaboration that led to the discovery of human embryonic stem and human embryonic germ cells. He received his Ph.D. from Baylor College of Medicine in 1989 concentrating on the biology of cellular aging.

Executive Officers

     Paul Segall, Hal Sternberg, Harold Waitz, Judith Segall and Steven Seinberg are the only executive officers of BioTime.

     Steven A. Seinberg, J.D., 35, became Chief Financial Officer and Treasurer during August 2001. Prior to assuming these positions, Mr. Seinberg worked for over five years as BioTime's Director of Financial and Legal Research, a position that involved, among other duties, contract modifications and management of the Company's intellectual property portfolio. Mr. Seinberg received a J.D. from Hastings College of the Law in San Francisco in 1994.

     There are no family relationships among the directors or officers of the Company, except that Paul Segall and Judith Segall are husband and wife.

Directors' Meetings, Compensation and Committees of the Board

     The Board of Directors has an Audit Committee, the members of which are Jeffrey Nickel, Milton Dresner, and Katherine Gordon. The purpose of the Audit Committee is to recommend the engagement of the Company's independent auditors and to review their performance, the plan, scope and results of the audit, and the fees paid to the Company's independent auditors. More information about the Audit Committee can be found in the "Audit Committee Report." The Audit Committee also will review the Company's accounting and financial reporting procedures and controls and all transactions between the Company and its officers, directors, and shareholders who beneficially own 5% or more of the Common Shares.

     The Company does not have a standing Nominating Committee. Nominees to the Board of Directors are selected by the entire Board.

     The Board of Directors has a Stock Option Committee that administers the Company's 2002 Stock Option Plan and makes grants of options to key employees, consultants, and independent contractors of the Company, but not to officers or directors of the Company. The members of the Stock Option Committee are Paul Segall, Hal Sternberg and Jeffrey Nickel. The Stock Option Committee was formed during September 1992.

     During the fiscal year ended December 31, 2001, the Board of Directors met eight times. No director attended fewer than 75% of the meetings of the Board or any committee on which they served.

     Directors of the Company who are not employees received an annual fee of $20,000 during 2001. Directors were given the choice of receiving their fee in cash or Common Shares of an equivalent market value. Milton Dresner received 3,224 Common Shares in lieu of the cash fee during the year ended December 31,
2001. During the year ended December 31, 2001, Katherine Gordon received options to purchase 15,000 Common Shares, and Jeffrey Nickel and Milton Dresner each received options to purchase 10,000 Common Shares. Directors of the Company and members of committees of the Board of Directors who are employees of the Company are not compensated for serving as directors or attending meetings of the Board or committees of the Board. Directors are entitled to reimbursements for their out-of-pocket expenses incurred in attending meetings of the Board or committees of the Board. Directors who are employees of the Company are also entitled to receive compensation in such capacity.

     For 2002, the non-employee Directors received 20,000 options exercisable at $3.00 per share, which was the closing price for BioTime stock on the American Stock Exchange on the last day of March, 2002. During this year, the Directors will not receive cash fees. Of the 20,000 options granted, 12,500 were fully vested and exercisable upon grant and the remaining 7500 options were scheduled to vest and become exercisable in nine equal monthly installments based on continued service on the Board of Directors. If elected, Mr. West will receive 18,332 options of which 15,000 will be fully vested and the remaining 3,332 options will vest in two equal monthly installments based on continued service on the Board of Directors.

Audit Committee Report

     The Audit Committee is composed of three independent directors in accordance with Section 121(A) of the American Stock Exchange listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee Charter is available from the Company upon request.

     The purpose of the Audit Committee is to recommend the engagement of the Company's independent auditors and to review their performance, the plan, scope and results of the audit, and the fees paid to the Company's independent auditors. The Audit Committee also reviews the Company's accounting and financial reporting procedures and controls and all transactions between the Company and its officers, directors, and shareholders who beneficially own 5% or more of the Common Shares.

     The independent public accountants are responsible for performing an independent audit of the Company's consolidated financial statements and issuing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

     During the last year, the Audit Committee has met three times and held discussions with management and representatives of Deloitte & Touche, LLP, the Company's independent auditors. The Audit Committee reviewed and discussed with Company management and representatives of Deloitte & Touche the audited financial statements contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2001. The Audit Committee also discussed with Deloitte & Touche the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). Deloitte & Touche submitted to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Based on the reviews and discussions referred to above, the members of the Audit Committee unanimously approved the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

     Audit Fees. Deloitte & Touche billed the Company $110,619 for professional services rendered for the audit of the Company's annual financial statements, and for review of the financial statements included in the Company's Forms 10-Q for the last fiscal year.

     Other Fees. Deloitte & Touche billed the Company $15,451 for professional services rendered other than the audit and review of the Company's financial statements for the last fiscal year. Deloitte & Touche did not provide any financial information system design or implementation services during the last fiscal year. The Audit Committee believes that the payment of such fees is consistent with the maintenance of the independence of Deloitte & Touche as independent auditors.

     The Audit Committee: Jeffrey B. Nickel, Milton H. Dresner, and Katherine Gordon.

              Board of Directors Report on Executive Compensation

     The Board of Directors does not have a standing Compensation Committee. Instead, the Board of Directors as a whole approves all executive compensation. The executive officers of the Company who serve on the Board of Directors do not vote on matters pertaining to their own personal compensation. Paul Segall and Judith Segall do not vote on matters pertaining to each other's compensation.

     The compensation policies implemented by the Board of Directors have been influenced by the need to attract and retain executives with the scientific and management expertise to conduct the Company's product development program in a highly competitive industry dominated by larger, more highly capitalized companies. Executive compensation is also influenced by the cost of living in the San Francisco Bay Area. These factors have been balanced against the Company's financial position and capital resources. Executive compensation may be composed of three major components: (i) base salary; (ii) annual variable performance awards payable in cash and tied to the Company's attainment of corporate objectives and the officer's achievement of personal goals; and (iii) long-term stock-based incentive awards (stock options) designed to strengthen the mutuality of interests between the executive officers and the Company's shareholders.

     An annual bonus may be earned by each executive officer based upon the achievement of personal and Company performance goals. Because the Company is in the development stage, the use of performance milestones based upon profit levels and return on equity as the basis for such incentive compensation was not considered appropriate. Instead, the incentive awards have been tied to the achievement of personal and corporate performance targets. The Company performance goals vary from year to year according to the stage of the Company's operations. Important milestones that have been considered by the Board of Directors in determining incentive bonuses have been (i) procurement of additional capital, (ii) licensing Company products, (iii) completing specified research and development goals, and (iv) achievement of certain organizational goals. Personal goals are related to the functional responsibility of each executive officer. The Board of Directors as a whole determines whether or not each Company performance goal has been achieved. During the fiscal year ended December 31, 2001, the Board of Directors did not award any cash bonuses or grant any stock options to the executive officers.

     During 2001, the Company implemented a salary reduction program to reduce costs. Most of the executive officers participated in the program. The Board of Directors has approved a continuation of those reduced salaries until the Board of Director determines that the Company is in a financial position to commit to other compensation arrangements commensurate with each officer's experience and past performance and prevailing compensation rates in the San Francisco Bay area.

     The Board of Directors: Paul Segall, Hal Sternberg, Harold Waitz, Judith Segall, Jeffrey B. Nickel, Milton H. Dresner, and Katherine Gordon.

Executive Compensation

     The Company had five-year employment agreements with Paul Segall, Chairman and Chief Executive Officer; Judith Segall, Vice President of Technology and Corporate Secretary; Hal Sternberg, Vice President of Research; and Harold Waitz, Vice President of Engineering and Regulatory Affairs that expired on December 31, 2000 and were renewed for a one-year term that ended on December 31, 2001. The Company also had an employment agreement with Ronald S. Barkin, President, that expired on March 31, 2002. Mr. Barkin retired as President after the expiration of his employment agreement. The executive officers were entitled to receive annual salaries of $163,000 for the year ended December 31, 2001, but in July, 2001 Drs.

Segall, Sternberg and Waitz and Judith Segall agreed to participate in the Company's voluntary salary reduction program. Since these voluntary salary reductions went into effect, Dr. Segall has received a salary of $3,000 per month and Drs. Sternberg and Waitz and Judith Segall have each received a salary of $6,000 per month.

     Each   executive   officer  has  also  executed  an  Intellectual  Property
Agreement which provides that the Company is the owner of all inventions developed by the executive officer during the course of his or her employment.

     The   following   table   summarizes  certain  information  concerning  the
compensation paid to the five most highly compensated executive officers during the last three full fiscal years.

                          SUMMARY COMPENSATION TABLE

                                              Annual Compensation               Long-Term Compensation
                                       ---------------------------------   ---------------------------------
      Name and Principal Position           Year Ended        Salary($)     Bonus     Stock Options (Shares)
-------------------------------------- -------------------   -----------   -------   -----------------------
Paul Segall                            December 31, 2001     $101,792        --                --
Chairman and Chief Executive Officer   December 31, 2000     $163,000        --                --
                                       December 31, 1999     $156,000        --                --

Ronald S. Barkin*                      December 31, 2001     $163,000        --                --
President                              December 31, 2000     $163,000        --                --
                                       December 31, 1999     $156,000        --                --

Hal Sternberg                          December 31, 2001     $115,292        --                --
Vice President of Research             December 31, 2000     $163,000        --                --
                                       December 31, 1999     $156,000        --                --

Harold Waitz                           December 31, 2001     $125,083        --                --
Vice President of Engineering          December 31, 2000     $163,000        --                --
                                       December 31, 1999     $156,000        --                --

Judith Segall                          December 31, 2001     $115,292        --                --
Vice President and Corporate           December 31, 2000     $163,000        --                --
Secretary                              December 31, 1999     $156,000        --                --

------------
* Mr. Barkin retired as President during April 2002.

Stock Options

     Of the five most highly compensated executive officers of the Company, only Ronald S. Barkin held any stock options during the fiscal year ended December 31, 2001. The following table certain information concerning Mr. Barkin's stock options.


               Aggregated Options Exercised in Last Fiscal Year,
                       and Fiscal Year-End Option Values


                    Number of                           Number of             Value of Unexercised December
                     Shares                       Unexercised Options at         In-the-Money Options at
                    Acquired       Value            December 31, 2001               December 31, 2001
                       on        Realized    ------------------------------   -----------------------------
Name                Exercise        ($)       Exercisable     Unexercisable    Exercisable    Unexercisable
------------------ ----------   ----------   --------------   -------------   -------------   -------------
Ronald S. Barkin       0            0            90,000          0               0               0

Certain Relationships and Related Transactions

     During September 1995, the Company entered into an agreement for financial advisory services with Greenbelt Corp. ("Greenbelt"), a corporation controlled by Alfred D. Kingsley and Gary K. Duberstein, who are also shareholders of the Company. Under this agreement the Company issued to the financial advisor warrants to purchase 311,276 Common Shares at a price of $1.93 per share, and the Company agreed to issue additional warrants to purchase up to an additional 622,549 Common Shares at a price equal to the greater of (a) 150% of the average market price of the Common Shares during the three months prior to issuance and (b) $2 per share. The additional warrants were issued in equal quarterly installments over a two year period, beginning October 15, 1995.

     The number of shares and exercise prices shown have been adjusted for the Company's subscription rights distributions during January 1997 and February
1999 and the payment of a stock dividend during October 1997. Greenbelt has purchased 544,730 Common Shares by exercising some of those warrants at prices ranging from $1.93 to $2.35 per share. The other warrants have expired unexercised.

     During April 1998, the Company entered into a new financial advisory services agreement with Greenbelt. The new agreement provided for an initial payment of $90,000 followed by an advisory fee of $15,000 per month paid quarterly. The Company agreed to reimburse Greenbelt for all reasonable out-of-pocket expenses incurred in connection with its engagement as financial advisor, and to indemnify Greenbelt and its officers, affiliates, employees, agents, assignees, and controlling person from any liabilities arising out of or in connection with actions taken on BioTime's behalf under the agreement. The agreement has been renewed three times and will expire on March 31, 2002. The Company agreed to issue Greenbelt 30,000 Common Shares in four quarterly installments of 7,500 shares each for the twelve months ended March 31, 2001, 40,000 Common Shares in four quarterly installments of 10,000 each for the twelve months ended March 31, 2002, and $60,000 in cash and 100,000 Common Shares in four quarterly installments of $15,000 cash and 25,000 shares for the twelve months ending March 31, 2003.

     During March 2001, the Company entered into a Line of Credit Agreement with Alfred D. Kingsley under which Mr. Kingsley agreed to lend the Company $1,000,000. In consideration of Mr. Kingsley's agreement to provide that line of credit, the Company issued to him a warrant to purchase 50,000 Common Shares at an exercise price of $8.31 per share. The warrant will expire in five years. The exercise price and number of Common Shares for which the warrant may be exercised are subject to adjustment to prevent dilution in the event of a stock split, combination, stock dividend, reclassification of shares, sale of assets, merger or similar transaction.

     During August 2001, the Company received loans of $3,350,000 through the sale of debentures to a group of private investors, including Mr. Kingsley, who purchased $1,500,000 of debentures, and Milton Dresner, a director of the Company. Mr. Kingsley's investment included the conversion of the $1,000,000 principal balance of the line of credit that he had previously provided.

     Interest on the debentures is payable at an annual rate of 10% and is payable semiannually. The principal amount of the debentures will be due and payable on August 1, 2004. BioTime may prepay the debentures, in whole or in part, at any time without premium or penalty. Under the terms of the debentures, BioTime has agreed that commencing October 1, 2001 it will restrict its quarterly cash payments for operating expenses to not more than $450,000 (excluding interest payable on the debentures) plus the amount of cash revenues (excluding interest and dividends) it collects for the quarter. To the extent BioTime's expenditures during any quarter are less than $450,000 over its revenues, it may expend the difference in one or more subsequent quarters. That restriction will expire when BioTime obtains at least $5,000,000 in cash through sales of equity securities or pays off the debenture indebtedness in full. For this purpose, cash revenues will include royalties, license fees, and other proceeds from the sale or licensing of its products and technology, but will not include interest, dividends, and any monies borrowed or the proceeds from the issue or sale of any debt or equity securities. BioTime has also agreed not to declare or pay any cash dividends on its capital stock or to redeem or repurchase any shares of its capital stock, until it has paid off the debenture indebtedness in full.

     Investors who purchased the debentures also received warrants to purchase a total of 515,383 common shares at an exercise price of $6.50 per share. The warrants will expire if not exercised by August 1, 2004. The Company has the right to call the warrants for redemption at a redemption price of $0.01 per share if the closing price of the Company's Common Shares on the American Stock Exchange equals or exceeds 150% of the exercise price for fifteen (15) consecutive trading days and the shares issuable upon the exercise of the warrants have been registered for sale under the Securities Act of 1933, as amended (the "Act").

     During March 2002, the Company entered into a new Credit Agreement with Alfred D. Kingsley for a $300,000 line of credit. In consideration of Mr. Kingsley's agreement to provide that line of credit, the Company issued to him a warrant to purchase 30,000 Common Shares at an exercise price of $4.00 per share. The warrant will expire in five years. The exercise price and number of Common Shares for which the warrant may be exercised are subject to adjustment to prevent dilution in the event of a stock split, combination, stock dividend, reclassification of shares, sale of assets, merger, or similar transaction.

     During August 2002, the Company sold 1,852,785 Common Shares at $1.12 per share in a private placement. Mr. Kingsley purchased 89,285 Common Shares, and Jeffrey Nickel purchased 10,000 Common Shares, from the Company in that private placement at the same price and on the same terms as the other investors.

     The Company has registered for sale under the Act, the warrants and Common Shares described above, including Common Shares that may be issued upon the exercise of the warrants or in installments under the financial advisory agreement, other than the shares issuable under the current financial advisory agreement which may be registered at a later date. The Company also included in the registration 300,000 Common Shares that Mr. Kingsley acquired during December 2000 from certain BioTime officers and directors. The Company pays the expenses of registration, but will not be obligated to pay any underwriting discounts or commissions that may be incurred by Greenbelt, Mr. Kingsley, Mr. Dresner, or Mr. Nickel in connection with any sale of the warrants or Common Shares.

     On July 3, 2002 Paul Segall and Harold Waitz each sold 200,000 Common Shares to Mr. Kingsley at a price of $2.00 per share to eliminate margin indebtedness. Also on July 3, 2002, Mr. Kingsley made unsecured loans in the amounts of $220,000 to Dr. Segall and $252,000 to Dr. Waitz.

Comparison of Shareholder Return

     The graph depicted below reflects a comparison of the cumulative total return (change in stock price plus reinvestment of dividends) of the Company's Common Shares with the cumulative total returns of the Nasdaq Stock Market Index, and the BioCentury 100 Stock Index. The BioCentury 100 Stock Index includes many companies in an early stage of development that have a market capitalization similar to BioTime's. The graph covers the period from June 30, 1996 through the fiscal year ended December 31, 2001.


                               [GRAPHIC OMITTED]


     The graph assumes that $100 was invested on July 1, 1996 in the Company's Common Shares and in each index and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Shares.


[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]

                         6/30/96       6/30/97      6/30/98     12/31/98     12/31/99     12/31/00     12/31/01
                       -----------   -----------   ---------   ----------   ----------   ----------   ---------
BioTime, Inc.            100.00        145.05         82.50       229.35       117.15        99.00       60.72
BioCentury 100 index     100.00        106.15         96.65       109.01       215.87       299.40      213.02
NASDAQ Market index      100.00        132.93        177.20       218.75       395.60       250.47      193.33

                            PRINCIPAL SHAREHOLDERS

     The following table sets forth information as of September 5, 2002 concerning beneficial ownership of Common Shares by each shareholder known by the Company to be the beneficial owner of 5% or more of the Company's Common Shares, and the Company's executive officers, directors, and nominee for election as director. Information concerning certain beneficial owners of more than 5% of the Common Shares is based upon information disclosed by such owners in their reports on Schedule 13D or Schedule 13G.

                                                        Number of     Percent of
                                                          Shares        Total
                                                       -----------   -----------
         Alfred D. Kingsley (1)
         Gary K. Duberstein
         Greenbelt Corp.
         Greenway Partners, L.P.
         Greenhouse Partners, L.P.
          909 Third Avenue, 30th Floor
          New York, New York 10022 ..................  2,975,583         21.6%
         Paul and Judith Segall (2) .................    345,408          2.6
         Harold D. Waitz (3) ........................    124,166          1.0
         Hal Sternberg ..............................    214,907          1.6
         Steven Seinberg (4) ........................     24,000           *
         Jeffrey B. Nickel (5) ......................     58,333           *
         Milton H. Dresner (6) ......................     53,891           *
         Katherine Gordon (7) .......................     33,333           *
         Michael D. West ............................          0           *
         All officers, directors, and nominees
          as a group (9 persons)(4)(5)(6)(7) ........    854,038          6.3%

------------
* Less than 1%

(1) Includes 674,460 Common Shares owned by Greenbelt Corp., 90,750 Common Shares owned by Greenway Partners, L.P., 1,888,709 Common Shares owned solely by Alfred D. Kingsley, 310,769 Common Shares issuable upon the exercise of certain warrants owned solely by Mr. Kingsley, and 10,895 Common Shares owned solely by Gary K. Duberstein. Alfred D. Kingsley and Gary K. Duberstein control Greenbelt Corp. and may be deemed to beneficially own the warrants and shares that Greenbelt Corp. beneficially owns. Greenhouse Partners, L.P. is the general partner of Greenway Partners, L.P., and Mr. Kingsley and Mr. Duberstein are the general partners of Greenhouse Partners, L.P. Greenhouse Partners, L.P., Mr. Kingsley, and Mr. Duberstein may be deemed to beneficially own the shares that Greenway Partners, L.P. owns. Mr. Duberstein disclaims beneficial ownership of the shares and warrants owned solely by Mr. Kingsley, and Mr. Kingsley disclaims beneficial ownership of the shares owned solely by Mr. Duberstein.

(2) Includes 143,245 shares held of record by Paul Segall and 202,163 shares held of record by Judith Segall.

(3) Includes 2,100 shares held for the benefit of Dr. Waitz's minor children.

(4) Includes 24,000 Common Shares issuable upon the exercise of certain options.

(5) Includes 48,333 Common Shares issuable upon the exercise of certain options that are currently exercisable or become exercisable within 60 days.

(6) Includes 48,333 Common Shares issuable upon the exercise of certain stock options that are currently exercisable or become exercisable within 60 days.

(7) Includes 33,333 Common Shares issuable upon the exercise of certain options that are currently exercisable or become exercisable within 60 days.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Shares and other equity securities of the Company. Officers, directors and greater than ten percent beneficial owners are required by SEC regulation to furnish the Company with copies of all reports they file under Section 16(a).

     To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during the fiscal year ended December 31, 2001, except that Steven Seinberg, Chief Financial Officer, was late in filing a Form 3 and a Form 4.

                      APPROVAL OF 2002 STOCK OPTION PLAN

     The Company is asking the shareholders to approve the BioTime 2002 Stock Option Plan (the "2002 Plan") which was adopted by the Board of Directors during September 2002 to replace the Company's original stock option plan that was adopted during 1992 and has now expired (the "1992 Plan"). Approval of the 2002 Plan requires the affirmative vote of a majority of the shares attending the Meeting. Unless otherwise directed by the shareholders, proxies will be voted FOR approval of the 2002 Plan.

                 The Board of Directors Recommends a Vote "FOR"
                    Approval of the 2002 Stock Option Plan

Reasons for Adopting the 2002 Plan

     Stock options are an important part of employee compensation packages. The Board of Directors strongly believes that the Company's ability to attract and retain the services of employees and consultants depends in great measure upon its ability to provide the kind of incentives that are derived from the ownership of stock and stock options and that are offered by other pharmaceutical development companies. This is especially true for the Company since the salaries it pays its employees are lower than the compensation packages offered by competing companies. The Board believes the Company will be placed at a serious competitive disadvantage in attracting and retaining capable employees and consultants at a critical time in its development, unless the 2002 Plan is approved by the shareholders.

     The following summary of the 2002 Plan is qualified in all respects by reference to the full text of the 2002 Plan which is attached as an Exhibit to this Proxy Statement.

The 1992 Plan

     The following table shows certain information concerning the options outstanding and available for issuance under the 1992 Plan as of December 31, 2001. The Company had no other equity compensation plans in effect.

                         Number of Shares to be        Weighted Average        Number of Shares
                          Issued Upon Exercise      Exercise Price of the     Remaining Available
    Plan Category              of Options            Outstanding Options      for Future Issuance
---------------------   ------------------------   -----------------------   --------------------
Equity Compensation             485,701                    $8.78                   439,000
Plans Approved by
Shareholders

     Since December 31, 2001, the Company has granted an additional 60,000 options and 368,201 remain outstanding under the 1992 Plan. The 1992 Plan has expired and no additional options may be granted under it. However, outstanding stock options granted under the 1992 Plan will remain in effect until the expiration date specified in those options.

Administration of the 2002 Plan

     The 2002 Plan is administered by the Board of Directors (the "Board"), which determines which officers, employees, consultants, scientific advisory board members and independent contractors of the Company are to be granted options, the number of shares subject to the options granted, the exercise price of the options, and certain other terms and conditions of the options. No options may be granted under the 2002 Plan more than ten years after the date the 2002 Plan was adopted by the Board, and no options granted under the 2002 Plan may be exercised after the expiration of ten years from the date of grant. The Board may delegate administration of the 2002 Plan, including the power to grant options to persons who are not officers or directors of the Company, to a Stock Option Committee (the "Committee") of the Board.

Shares Available Under the 2002 Plan

     The Company has reserved 1,000,000 Common Shares under the 2002 Plan for issuance under options or restricted stock purchase agreements.

Options Granted

     The Board of Directors or the Option Committee have approved the grant of options to purchase 445,000 Common Shares under the 2002 Plan effective upon shareholder approval of the 2002 Plan, including 395,000 incentive stock options granted to executive officers and directors of the Company, as illustrated in the following table. These options will vest, and thereby become exercisable in three installments, as follows: one-third on the effective date of grant, one-third on January 1, 2003, and one-third on January 1, 2004, and will expire five years after the effective date of the grant (which will be the date of the Annual Meeting if the shareholders approve the 2002 Plan at that Meeting). These options have been granted subject to shareholder approval of the 2002 Plan.

                       Number of Shares      Exercise Price Per
 Name of Optionee     Subject to Options            Share            Term
------------------   --------------------   --------------------   --------
Paul Segall                125,000                 $4.00           5 years
Hal Sternberg               90,000                 $4.00           5 years
Harold Waitz                80,000                 $4.00           5 years
Judith Segall               80,000                 $4.00           5 years
Steven Seinberg             20,000                 $4.00           5 years

     In granting options to the Company's executive officers, the Board of Directors considered their past performance, number of years of service to the Company, current compensation, and the number of options previously granted to them under the 1992 Plan. Dr. Segall is presently receiving a salary of $3,000 per month and Drs. Sternberg and Waitz and Judith Segall are each presently receiving a salary of $6,000 per month, and Mr. Seinberg is receiving a salary of $ 6,792 per month. None of the executive officers presently holds any options granted under the 1992 Plan, except for Mr. Seinberg who holds options to purchase a total of 24,000 shares at prices ranging from $18.25 to $4.80 per share. Messrs. Segall, Sternberg and Waitz have not received options from the Company since 1992, when they received options to purchase 63,000 shares each. Judith Segall has never received any stock options from the Company during her nearly 12 years of service.

Terms of the Options

     Options granted under the 2002 Plan may be either "incentive stock options" within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options. Incentive stock options may be granted only to employees of the Company or its subsidiaries. The exercise price of incentive stock options granted under the 2002 Plan must be equal to the fair market of the Company's Common Shares on the date the option is granted. In the case of an optionee who, at the time of grant, owns more than 10% of the combined voting power of all classes of stock of the Company, the exercise price of any incentive stock option must be at least 110% of the fair market value of the Common Shares on the grant date, and the term of the option may be no longer than five years. The aggregate fair market value of the Common Shares (determined as of the grant date of the option) with respect to which incentive stock options become exercisable for the first time by an optionee in any calendar year may not exceed $100,000.

     The options exercise price may be payable in cash or in Common Shares having a fair market value equal to the exercise price, or in a combination of cash and Common Shares.

     Options granted under the 2002 Plan are nontransferable (except by will or the laws of descent and distribution) and may vest in annual or other installments. Incentive stock options may be exercised only during employment or within three months after termination of such employment, subject to certain exceptions in the event of the death or disability of the optionee.

Certain Adjustments to Number of Shares and Exercise Price

     The number of Common Shares covered by the 2002 Plan, and the number of Common Shares and exercise price per share of each outstanding option, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding Common Shares resulting from a subdivision or consolidation of shares or the payment of a stock dividend, or any other increase or decrease in the number of issued and outstanding Common Shares effected without receipt of consideration by the Company.

Corporate Reorganization or Liquidation

     In the event of the dissolution or liquidation of the Company, or in the event of a reorganization, merger or consolidation of the Company as a result of which the Common Shares are changed into or exchanged for cash or property or securities not of the Company's issue, or upon a sale of substantially all the property of the Company to, or the acquisition of stock representing more than eighty percent
80% of the voting power of the stock of the Company then outstanding by, another corporation or person, the 2002 Plan and all options granted under the 2002 Plan shall terminate, unless provision can be made in writing in connection with such transaction for either the continuance of the 2002 Plan and/or for the assumption of options granted under the 2002 Plan, or the substitution for such options by options covering the stock of a successor corporation, or a parent or a subsidiary of a successor corporation, with appropriate adjustments as to the number and kind of shares and prices.

Restricted Stock Sales

     In lieu of granting options, the Company may enter into restricted stock purchase agreements with employees under which they may purchase common shares subject to certain vesting and repurchase restrictions. The Company has the right to repurchase unvested shares at the shareholder's cost upon the occurrence of specified events, such as termination of employment. The price at which shares may be sold under restricted stock purchase agreements will be not less than 85% of fair market value, or 100% of fair market value in the case of stock sold to a person who owns capital stock representing more than 10% of the combined voting power of all classes of the Company's stock. The Company may permit employees or consultants, but not executive officers or directors, who purchase stock under restricted stock purchase agreements to pay for their shares by delivering a promissory note that is secured by a pledge of their shares.

          FEDERAL INCOME TAX CONSEQUENCE OF PARTICIPATION IN THE PLAN

     The following discussion summarizes certain federal income tax consequences of participation in the 2002 Plan. Although the Company believes the following statements are correct based on existing provisions of the Code and the regulations thereunder, the Code or regulations may be amended from time to time, and future judicial interpretations may effect the veracity of the discussion.

Incentive Stock Options

     Under Section 422(a) of the Code, the grant and exercise of an incentive stock option pursuant to the 2002 Plan is entitled to the benefits of Section 421(a) of the Code. Under Section 421(a), an optionee will not be required to recognize income at the time the option is granted or at the time the option is exercised, except to the extent that the optionee is subject to the alternative minimum tax. If the applicable holding periods described below are met, when the shares of stock received upon exercise of an incentive stock option are sold or otherwise disposed of in a taxable transaction, the option holder will recognize compensation income (taxed as a long term capital gain), for the taxable year in which disposition occurs, in an amount equal to the excess of the fair market value of the Common Shares at the time of such disposition over the amount paid for the shares.

     The Company will not be entitled to any business expense deduction with respect to the grant or exercise of an incentive stock option, except in connection with a disqualifying disposition as discussed below. No portion of the amount received by the optionee upon the sale of Common Shares acquired through the exercise of an incentive stock option will be subject to withholding for federal income taxes, or be subject to FICA or state disability taxes, except in connection with a disqualifying disposition.

     In order for a participant to receive the favorable tax treatment provided in Section 421(a) of the Code, Section 422 requires that the participant make no disposition of the option shares within two years from the date the option was granted, nor within one year from the date such option was exercised and the shares were transferred to the participant. In addition, the participant must, with certain exceptions for death or disability, be an employee of the Company (or of a parent or subsidiary of the Company, as defined in Section 424(e) and (f) of the Code, or a corporation, or parent or subsidiary thereof, issuing or assuming the option in a merger or other corporate reorganization transaction to which Section 424(a) of the Code applies) at all times within the period beginning on the date of the grant of the option and ending on a date within three months before the date of exercise. In the event of the death of the participant, the holding periods will not apply to a disposition of the option or option shares by the participant's estate or by persons receiving the option or shares under the participant's will or by intestate succession.

     If a participant disposes of stock acquired pursuant to the exercise of an incentive stock option before the expiration of the holding period requirements set forth above, the participant will realize, at the time of the disposition, ordinary income to the extent the fair market value of the Common Shares on the date the shares were purchased exceeded the purchase price. The difference between the fair market value of the Common Shares on the date the shares were purchased and the amount realized on disposition is treated as long-term or short-term capital gain or loss, depending on the participant's holding period of the Common Shares. The amount treated as ordinary income may be subject to the income tax withholding requirements of the Code and FICA withholding requirements. The participant will be required to reimburse the Company, either directly or through payroll deduction, for all withholding taxes that the Company is required to pay on behalf of the participant. At the time of the disposition, the Company will be allowed a corresponding business expense deduction under Section 162 of the Code to the extent of the amount of the participant's ordinary income. The Company may adopt procedures to assist it in identifying such deductions, and may require a participant to notify the Company of his or her intention to dispose of any such shares.

Other Options

     The 2002 Plan also permits the Company to grant options that do not qualify as incentive stock options. These "non-qualified" stock options may be granted  to  employees  or  non-employees,  such  as  members  of  the Company's scientific advisory board and other persons performing consulting or professional services for the Company. A 2002 Plan participant who receives a non-qualified option will not be taxed at the time of receipt of the option, provided that the option does not have an ascertainable value, but the participant will be taxed at the time the option is exercised.

     The amount of taxable income that will be earned upon exercise of a non-qualified option will be the difference between the fair market value of the Common Shares on the date of the exercise and the exercise price of the option. The Company will be allowed a business expense deduction to the extent of the amount of the participant's taxable income recognized upon the exercise of a non-qualified option. Because the option holder is subject to tax immediately upon exercise of the option, there are no applicable holding periods for the stock. The option holder's tax basis in the Common Shares purchased through the exercise of a non-qualified option will be equal to the exercise price paid for the stock plus the amount of taxable gain recognized upon the exercise of the option. The option holder may be subject to additional tax on sale of the stock if the price realized exceeds his or her tax basis.

Restricted Stock Purchase Agreements

     An employee or consultant who purchases shares under a restricted stock purchase agreement at fair market value will not incur any income tax at the time of the purchase. Instead, the employee or consultant will incur income tax when the shares are sold in a taxable transaction. The tax incurred will be either a long term if the shares have been held for at least one year, or a short term capital gain if the shares are sold before the expiration of the one year holding period. Employees who purchase shares under restricted stock purchase agreements rather than through the exercise of incentive stock options will not be subject to the alternative minimum tax as a result of the purchase of the shares.

ERISA

     The 2002 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Code
Section 401(a).

           RATIFICATION OF THE SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors proposes and recommends that the shareholders ratify the selection of the firm of Deloitte & Touche LLP to serve as independent accountants of the Company for the fiscal year ending December 31, 2002. Deloitte & Touche LLP has served as the Company's independent accountants since 1991. Unless otherwise directed by the shareholders, proxies will be voted FOR approval of the selection of Deloitte & Touche LLP to audit the Company's consolidated financial statements. A representative of Deloitte & Touche LLP will attend the Meeting, and will have an opportunity to make a statement if he or she so desires and may respond to appropriate questions from shareholders.

The  Board of Directors Recommends a Vote "FOR" Ratification of the Selection of
        Deloitte & Touche LLP as the Company's Independent Accountants

                           PROPOSALS OF SHAREHOLDERS

     Shareholders of the Company who intend to present a proposal for action at the 2003 Annual Meeting of Shareholders of the Company must notify the Company's management of such intention by notice received at the Company's principal executive offices not later than March 31, 2003 for such proposal to be included in the Company's proxy statement and form of proxy relating to such meeting.

                                 ANNUAL REPORT

     The Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2001, without exhibits, may be obtained by a shareholder without charge, upon written request to the Secretary of the Company.


                                        By Order of the Board of Directors

                                        /s/ Paul Segall

                                        Paul Segall, Ph.D.
                                        Chairman and Chief Executive Officer



September 27, 2002

                       HOW TO ATTEND THE ANNUAL MEETING

     If you are a "shareholder of record" (meaning that you have a stock certificate registered in your own name), your name will appear on the Company's shareholder list. You will be admitted to the Meeting upon showing your proxy card, driver's license, or other identification.

     If you are a "street name" shareholder (meaning that your shares are held in an account at a broker- dealer firm) your name will not appear on the Company's shareholder list. If you plan to attend the Meeting, you should ask your broker for a "legal proxy." You will be admitted to the Meeting by showing your legal proxy. You probably received a proxy form from your broker along with your proxy statement, but that form can only be used by your broker to vote your shares, and it is not a "legal proxy" that will permit you to vote your shares directly at the Meeting. If you cannot obtain a legal proxy in time, you will be admitted to the Meeting if you bring a copy of your most recent brokerage account statement showing that you own BioTime stock. However, if you do not obtain a legal proxy, you can only vote your shares by returning to your broker, before the Meeting, the proxy form that accompanied your proxy statement.

                                                                     APPENDIX A


                                 BIOTIME, INC.
                            2002 STOCK OPTION PLAN


                                   ARTICLE I
                                    GENERAL


     1. PURPOSE

     This BioTime, Inc. Stock Option Plan (the "Plan") is intended to increase incentive and to encourage stock ownership on the part of selected key officers, directors, employees, consultants, professionals, and other individuals whose efforts may aid BioTime, Inc., a California corporation (the "Company") or any other corporations that are or which may become subsidiaries or a parent of the Company. Except where the context obviously requires otherwise, as used in this Plan, the term "Company" includes BioTime, Inc., a California corporation, and any corporation that is or becomes a parent or subsidiary, as defined in Section 425 of the Internal Revenue Code of 1986, as amended (the "Code"), of BioTime, Inc. It is intended that certain options granted pursuant to the Plan shall constitute incentive stock options within the meaning of Section 422(b) of the Code and that certain other options granted pursuant to the Plan shall not constitute incentive stock options ("nonqualified stock options").

     2. ADMINISTRATION

     The Plan shall be administered by the Company's Board of Directors (the "Board") or, in the discretion of the Board, by a committee (the "Committee") of not less than two members of the Board. The Committee's interpretation and construction of any term or provision of the Plan or of any option granted under the Plan shall be final, unless otherwise determined by the Board, in which event such determination by the Board shall be final. The Committee may from time to time adopt rules and regulations for carrying out this Plan and, subject to the provisions of this Plan, may prescribe the form or forms of the instruments evidencing any option granted under this Plan. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted, or with respect to any shares sold under any restricted stock purchase agreement, under the Plan.

     Subject to the provisions of this Plan, the Board or the Committee shall have full and final authority in its discretion to select the eligible persons to whom options are granted or shares are sold under restricted stock purchase agreements, to grant such options and to sell shares as provided in this Plan, to determine the number of shares to be subject to options or sold pursuant to restricted stock purchase agreements, to determine the exercise prices of options or purchase prices of shares under restricted stock purchase agreements, the terms of exercise of options, expiration dates of options, and other pertinent terms and provisions of options and restricted stock purchase agreements. The Board may delegate to the Committee the power to make all determinations with respect to the Plan, or may delegate to the Committee only certain aspects of Plan administration, such as selecting the eligible persons to whom options will be granted, or decisions concerning the timing, pricing, and amount of a grant or award of options or sale of shares under restricted stock purchase agreements.

     3. ELIGIBILITY

     Subject to Section 2 of this Article I, the persons who shall be eligible to receive options or to purchase shares under restricted stock purchase agreements under the Plan shall be such officers, employees, directors, consultants, professionals, and independent contractors of the Company as the Board of Directors or the Committee may select. Eligible persons who are not also salaried employees of the Company shall be eligible to receive nonqualified stock options (but such persons shall not be eligible to receive incentive stock options).

     4. SHARES OF STOCK SUBJECT TO THE PLAN

     The shares that may be issued under the Plan shall be authorized and unissued or reacquired common shares, no par value, of the Company (the "Shares"). The aggregate number of Shares which may be issued under the Plan shall not exceed 1,000,000, unless an adjustment is required in accordance with
Article III.

     5. AMENDMENT OF THE PLAN

     The Board may, insofar as permitted by law, from time to time, suspend or discontinue the Plan or revise or amend it in any respect whatsoever, except that no such amendment shall alter or impair or diminish any rights or obligations under any option theretofore granted or under any restricted stock purchase agreement executed under the Plan, without the consent of the person to whom such option was granted or Shares were sold, except as permitted under
Section 8 of this Article I. Without further shareholder approval, no such amendment shall increase the number of shares subject to the Plan (except as authorized by Article III), change the designation in Section 3 of Article I of the class of persons eligible to receive options or purchase Shares under the Plan, extend the term during which options may be exercised, or extend the final date upon which options under the Plan may be granted or Shares may be sold under restricted stock purchase agreements.

     6. APPROVAL OF SHAREHOLDERS

     All options granted under the Plan before the Plan is approved by affirmative vote of the holders of a majority of the voting shares of the Company present and eligible to vote at the next meeting of shareholders of the Company, or any adjournment thereof, shall be subject to such approval. No option granted hereunder may become exercisable unless and until such approval is obtained.

     7. TERM OF PLAN

     Options may be granted and Shares may be sold under restricted stock purchase agreements under the Plan until September 10, 2012, the date of termination of the Plan. Notwithstanding the foregoing, each option granted under the Plan shall remain in effect until such option has been exercised or terminated in accordance with its terms and the terms of the Plan.

     8. LISTING, REGISTRATION, QUALIFICATION, AND CONSENTS

     All options granted under the Plan shall be subject to the requirement that, if at any time the Board or the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to options granted under the Plan, upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issuance, if any, or purchase of shares in connection therewith, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board or the Committee. Furthermore, if the Board or the Committee determines that any amendment to any option (including, but not limited to, an increase in the exercise price) is necessary or desirable in connection with the registration or qualification of any of its shares under any state securities or "blue sky" law, then the Board or the Committee shall have the unilateral right to make such changes without the consent of the optionee.

     9. NONASSIGNABILITY

     Nonqualified options shall be transferable (i) by will, by the laws of descent and distribution, by instrument to an inter vivos or testamentary trust in which the nonqualified options are to be passed to beneficiaries upon the death of the optionee or (ii) to the extent and in the manner authorized by the Board or Committee by gift to members of the optionee's immediate family. Immediate family means a transferee as permitted by Rule 260.140.41 of Title 10 of the California Code of Regulations which includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and shall also include adoptive relationships. Incentive stock options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the optionee, only by the optionee. Notwithstanding the preceding two sentences, in conjunction with the exercise of an option, and for the purpose of obtaining financing for such exercise, the option holder may arrange for a securities broker/dealer to exercise an option on the option holder's behalf, to the extent necessary to obtain funds required to pay the exercise price of the option.

     10. WITHHOLDING TAXES

     Whenever Shares are to be issued upon the exercise of any option under the Plan or under any restricted stock purchase agreement, the Company shall have the right to require the optionee or purchaser to remit to the Company an amount sufficient to satisfy federal, state, and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares.

     11. DEFINITION OF "FAIR MARKET VALUE"

     For the purposes of this Plan, the term "fair market value," when used in reference to the date of grant of an option or the date of surrender of Shares in payment for the purchase of Shares pursuant to the exercise of any option, as the case may be, shall mean the amount determined by the Board or the Committee as follows:

       (a) If the Shares are listed or have unlisted trading privileges on a national securities exchange (which for the purposes of this Plan shall also include the Nasdaq Stock Market National Market), the Shares shall be valued at their last sale price on the principal national securities exchange (measured by volume of transactions in such Shares) on which such securities shall have traded, or, if available, such sales price as reported on the composite tape, on the last trading day immediately preceding the date of grant or surrender.

       (b) If the Shares are described in either subparagraph (a) or (b) above but were not traded on the last trading day immediately preceding the date of grant or surrender, or if prices of the Shares are quoted in the National Association of Securities Dealers, Inc., Automated Quotation system (but which not the National Market System), or if prices of the Shares are published by the National Quotation Bureau, Inc., then the Shares shall be valued at the average between the last bid and the last asked prices reported in the Wall Street Journal or published by the National Quotation Bureau within the 30 days prior to the date of grant or surrender.

       (c) If  the  Shares  are  not described in and valued under subparagraphs
(a) and (b) above, then the Shares shall be valued by the Board or the Committee, in its sole judgement, in good faith.

                                  ARTICLE II
                                 STOCK OPTIONS


     1. AWARD OF STOCK OPTIONS

     Awards of stock options may be made under the Plan under all the terms and conditions contained herein. However, in the case of incentive stock options, the aggregate fair market value (determined as of the date of grant of the option) of the Shares with respect to which incentive stock options are exercisable for the first time by such officer or key employee during any calendar year (under all incentive stock option plans of the Company) shall not exceed $100,000. The date on which any option is granted shall be the date of the Board's or the Committee's authorization of such grant or such later date as may be determined by the Board or the Committee at the time such grant is authorized.

     2. TERM OF OPTIONS AND EFFECT OF TERMINATION

     Notwithstanding any other provision of the Plan, an option shall not be exercisable after the expiration of ten (10) years from the date of its grant. In addition, notwithstanding any other provision of the Plan, no incentive stock option granted under the Plan to a person who, at the time such option is granted, owns shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or of any parent or subsidiary corporation, shall be exercisable after the expiration of five (5) years from the date of its grant.

     In the event that any outstanding option under the Plan expires by reason of lapse of time or otherwise is terminated or canceled for any reason, then the Shares subject to any such option which have not been issued pursuant to the exercise of the option shall again become available in the pool of Shares for which options may be granted under the Plan.

     3. CANCELLATION OF AND SUBSTITUTION FOR OPTIONS

     The Company shall have the right to cancel any option at any time before it otherwise would have expired by its terms and to grant to the same optionee in substitution therefor a new stock option stating an option price which is lower (but not higher) than the option price stated in the canceled option. Any such substituted option shall contain all the terms and conditions of the canceled option provided, however, that notwithstanding Section 2 of Article II, such substituted option shall not be exercisable after the expiration of ten (10) years from the date of grant of the canceled option.

     4. TERMS AND CONDITIONS OF OPTIONS

     Options granted pursuant to the Plan shall be evidenced by agreements in such form as the Board or the Committee shall from time to time determine, which agreements shall comply with the following terms and conditions.

       (a) Number of Shares and Type of Option

       Each option agreement shall state the number of Shares for which the option is exercisable and whether the option is intended to be an incentive stock option or a nonqualified stock option.

       (b) Option Price

       Each option agreement shall state the exercise price per share or the method by which such price shall be computed. The exercise price per share shall be determined by the Board or the Committee at the date such option is granted. In the case of a nonqualified option, the exercise price may be not less than 85% of the fair market value of the Shares on the date such option is granted. In the case of an incentive stock option, the exercise price shall be not less than 100% of the fair market value of the Shares on the date such option is granted. Notwithstanding the foregoing, the exercise price per share of a option granted to a person who, on the date of such grant and in accordance with Section 425(d) of the Code, owns shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or of any parent or subsidiary corporation, shall be not less than 110% of the fair market value of the Shares on the date that the option is granted.

       (c) Medium and Time of Payment

       The exercise price shall be payable upon the exercise of an option in the lawful currency of the United States of America or, in the discretion of the Board or the Committee, in Shares or in a combination of such currency and such Shares. Upon receipt of payment, the Company shall deliver to the optionee (or person entitled to exercise the option) a certificate or certificates for the Shares purchased through such exercise.

       (d) Exercise of Options

       Options granted under the Plan shall vest, and thereby become exercisable, at the time or times, or upon the happening of the events or circumstances, determined by the Board or the Committee. All options granted to employees who are not officers, directors, or consultants shall vest at a rate not less than 20% per year over 5 years from the date of sale. Options granted to officers, directors, and consultants may vest at any time or from time to time upon the satisfaction of reasonable conditions to vesting determined by the Board or Committee. Without limiting the other events and circumstances upon which vesting may be determined, the Board or Committee may make vesting conditioned upon continued employment by the Company. The terms under which options shall vest shall be stated in each option agreement. The Board or the Committee may, in its discretion, accelerate (but not delay or postpone) the time or times at which an option vests.

       To the extent that an option has become vested (except as provided in Article III), and subject to the foregoing restrictions, it may be exercised in whole or in such lesser amount as may be authorized by the option agreement. If exercised in part, the unexercised portion of an option shall continue to be held by the optionee and may thereafter be exercised as herein provided.

       (e) Termination of Employment Except By Disability or Death

       In the event that an optionee who is an employee of the Company shall cease to be employed by the Company for any reason other than his or her death or disability, his or her option shall terminate on the date (3) months after the date that he ceases to be an employee of the Company. The Committee or the Board may waive the provisions of this Subsection 4(e) at the date of grant of an option or at a later date.

       (f) Disability of Optionee

       If an optionee who is an employee of the Company shall cease to be employed by the Company by reason of his or her becoming disabled, such option shall terminate on the date one (1) year after cessation of employment due to such disability. Disability means that an employee is unable to carry out the responsibilities and functions of the position held by the employee by reason of any medically determinable physical or mental impairment. The Committee or the Board may waive the provisions of this Subsection 4(f) at the time of grant of an option or at a later date if the option is not an incentive stock option.

       (g) Death of Optionee and Transfer of Option

       If an optionee should die while in the employ of the Company, or within the three-month period after termination of his or her employment with the Company during which he or she is permitted to exercise an option in accordance with Subsection 4(f) of this Article II, such option shall terminate on the date one (1) year after the optionee's death. During such one- year period, such option may be exercised by the executors or administrators of the optionee's estate or by any person or persons who shall have acquired the option directly from the optionee by his or her will or the applicable law of descent and distribution. During such one year period, such option may be exercised with respect to the number of Shares for which the deceased optionee would have been entitled to exercise it at the time of his or her death. The Committee or the Board may waive the provisions of this Subsection 4(g) at the date of grant of an option or at a later date if the option is not an incentive stock option.

                                  ARTICLE III
                     RECAPITALIZATIONS AND REORGANIZATIONS

     The number of Shares covered by the Plan, and the number of Shares and price per share of each outstanding option, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding Shares resulting from a subdivision or consolidation of Shares or the payment of a stock dividend, or any other increase or decrease in the number of issued and outstanding Shares effected without receipt of consideration by the Company.

     Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to options hereunder are changed into or exchanged for cash or property or securities not of the Company's issue, or upon a sale of substantially all the property of the Company to, or the acquisition of shares representing more than eighty percent (80%) of the voting power of the shares of the Company then outstanding by, another corporation or person, the Plan shall terminate, and all options theretofore granted hereunder shall terminate, unless provision can be made in writing in connection with such transaction for the continuance of the Plan and/or for the assumption of options theretofore granted, or the substitution for such options of options covering the shares of a successor corporation, or a parent or a subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event the Plan and options theretofore granted shall continue in the manner and under the terms so provided.

     To   the  extent  that  the  foregoing  adjustments  relate  to  shares  or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

     The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes or its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

                                  ARTICLE IV
             SALE OF RESTRICTED STOCK IN LIEU OF GRANT OF OPTIONS

       (a) Number of Shares

       Each restricted stock purchase agreement shall state the number of Shares sold under such agreement.

       (b) Purchase Price

       Each restricted stock purchase agreement shall state the purchase price per Share or the method by which such price shall be computed. The Purchase price per Share shall be determined by the Board or the Committee at the date the sale of the Shares is approved (the "Approval Date"); provided that the purchase price per Share may be not less than 85% of the fair market value per Share on the Approval Date and that if the restricted shares are sold to an individual who owns shares representing more than ten percent of the voting power of all classes of shares of the Company (or any parent or subsidiary of the Company), the purchase price per Share may not be less than 100% of the fair market value per Share on the Approval Date.

       (c) Medium and Time of Payment

       The purchase price shall be payable at the time the restricted stock purchase agreement is executed by the eligible person. Payment shall be made in the lawful currency of the United States of America or, in the discretion of the Board or the Committee, by delivery of a promissory note payable to the Company in such lawful currency. Upon receipt of payment, the Company shall deliver to the eligible person a certificate or certificates for the Shares purchased.

       (d) Repurchase Option

       Each restricted stock purchase agreement shall provide that the Company shall have the option to repurchase the Shares sold under such agreement in the event the purchaser ceases to be a full time employee of the Company prior to the vesting of such Shares, or if any other condition to the vesting of the Shares stated in the restricted stock purchase agreement is not met (the "Repurchase Option"). The Repurchase Option may be exercised by the Company during such period as specified in the applicable restricted stock purchase agreement. The price at which the Company may repurchase the Shares upon the exercise of the Repurchase Option shall be the price at which the Shares were sold to the eligible person, or such greater price as provided in the applicable restricted stock purchase agreement approved by the Board or the Committee. If the purchaser of Shares under a restricted stock purchase agreement has delivered a promissory note as payment of all or part of the purchase price of his or her Shares, the Company may cancel or reduce the principal balance and interest accrued on that promissory note as payment of all or part of the repurchase price upon exercise of the Repurchase Option.

       (e) Vesting of Shares.

       Shares sold pursuant to a restricted stock purchase agreement shall vest, and thereby cease to be subject to the Repurchase Option, at the time or times, or upon the happening of the events or circumstances, determined by the Board or the Committee. All Shares sold to employees who are not officers, directors, or consultants shall vest at a rate not less than 20% per year over 5 years from the date of sale. Shares sold to officers, directors, and consultants may vest at any time or from time to time upon the satisfaction of reasonable conditions to vesting determined by the Board or Committee. Without limiting the other events and circumstances upon which vesting may be determined, the Board or Committee may make vesting conditioned upon continued employment by the Company. The terms under which Shares shall vest shall be stated in the restricted stock purchase agreement. The Board or the Committee may, in its discretion, accelerate (but not delay or postpone) the time or times at which Shares vest under a restricted stock purchase agreement.

     2. Escrow of Unvested Shares.

     The Company may require that all Shares sold under a restricted stock purchase agreement be held in escrow, on terms satisfactory to the Company, until such Shares have vested and have been paid for in full (including the payment of any amount due on any promissory note delivered by the purchaser and secured by such Shares).

     3. Legend on Stock Certificates. Shares issued under a restricted stock purchase agreement shall include, in addition to any other legends as may be required by law or by the Board or Committee, a legend to the following effect:

      THESE SHARES MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

                                   ARTICLE V
                           MISCELLANEOUS PROVISIONS

     1. RIGHTS AS A STOCKHOLDER

     An optionee or a transferee of an option shall have no rights as a shareholder with respect to any Shares covered by an option until the date of the receipt of payment (including any amounts required by the Company pursuant to Section 10 of Article I) by the Company. No adjustment shall be made as to any option for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to such date, except as provided in Article III.

     2. MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS AND RESTRICTED STOCK PURCHASE AGREEMENTS

     Subject to the terms and conditions and within the limitations of the Plan, the Board or the Committee may modify, extend, renew, or cancel outstanding options granted under the Plan and restricted stock purchase agreements. Notwithstanding the foregoing, however, no modification of an option or restricted stock purchase agreement shall, without the consent of the optionee or purchaser, impair or diminish any rights or obligations under any option theretofore granted o restricted stock purchase agreement executed under the Plan, except as provided in Section 8 of Article I. For purposes of the preceding sentence, the right of the Company pursuant to Section 3 of Article II to cancel any outstanding option and to issue in place of such canceled option a substituted option stating a lower option price shall not be construed as impairing or diminishing an optionee's rights or obligations.

     3. OTHER PROVISIONS

     The option agreements and restricted stock purchase agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the option or purchase of Shares, or restrictions required by any applicable securities laws, as the Board or the Committee shall deem advisable.

     4. APPLICATION OF FUNDS

     The proceeds received by the Company from the sale of Shares pursuant to the exercise of options or under restricted stock purchase agreements will be used for general corporate purposes.

     5. NO OBLIGATION TO EXERCISE OPTION

     The granting of an option shall impose no obligation upon the optionee or a transferee of the option to exercise such option.

     6. FINANCIAL ASSISTANCE

     Except as may be prohibited by law, the Company is vested with authority under this Plan to assist any employee to whom an option is granted or to whom Shares are sold pursuant to a restricted stock purchase agreement hereunder (including any director or officer of the Company or any of its subsidiaries who is also an employee) in the payment of the purchase price payable on exercise of that option or under that restricted stock purchase agreement, by lending the amount of such purchase price (including accepting a promissory note executed by the employee as consideration for the sale of the Shares at the time the Shares are issued) to such employee on such terms and at such rates of interest and upon such security (or unsecured) as shall have been authorized by or under authority of the Board or the Committee.

     7. FINANCIAL REPORTS.

     The Company shall deliver to each grantee of an option a balance sheet of the Company as at the end of its most recently completed fiscal year, and an income statement of the Company as of the end of such fiscal year. Such financial statements shall be delivered no less frequently than annually; provided, that such financial statements need not be delivered to any employee whose duties as an employee assure them access to such financial information.

                             PROXY FOR BIOTIME, INC.
                         ANNUAL MEETING OF SHAREHOLDERS

                                October 28, 2002

                This Proxy is Solicited by the Board of Directors

         The undersigned appoints Paul Segall and Hal Sternberg, and each of them, with full power of substitution, as the undersigned's lawful agent and proxy to attend the Annual Meeting of Shareholders of BioTime, Inc. on October 28, 2002 and any adjournment thereof and to represent and vote all BioTime, Inc. Common Shares standing in the name of the undersigned upon the books of the corporation.

DIRECTORS RECOMMEND A VOTE "FOR" PROPOSALS NUMBERED 1, 2 AND 3

1)  ELECTION OF     [ ] FOR all nominees listed     [ ] WITHHOLD AUTHORITY
    DIRECTORS           below (except as marked         to vote for all
                        to the contrary below)          nominees listed below


MILTON H. DRESNER; KATHERINE GORDON; JEFFREY B. NICKEL; JUDITH SEGALL; PAUL SEGALL; HAL STERNBERG; HAROLD WAITZ; MICHAEL D. WEST

** To withhold authority to vote for any individual nominee, draw a line through that person's name**

                                                 FOR       AGAINST     ABSTAIN

2) APPROVAL OF THE 2002 STOCK OPTION PLAN        [ ]         [ ]         [ ]


3) RATIFYING APPOINTMENT OF INDEPENDENT          [ ]         [ ]         [ ]
   ACCOUNTANTS

     The persons named as proxy may also vote on such other business as may properly come before the Meeting or any adjournment thereof.


                        [ ]    WISH TO ATTEND AND
                               VOTE SHARES AT MEETING


Please sign exactly as
your shares are registered.        _______________________       _______________
Persons signing as a corporate     Signature                     Date
officer or in a fiduciary
capacity should indicate their     _________________________     _______________
title or capacity.                 Signature if Held Jointly     Date